As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-62927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3238476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

134 Coolidge Avenue Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

V.I. TECHNOLOGIES, INC. 1998 EQUITY INCENTIVE PLAN

(Full title of the plan)

Alan W. Dunton, M.D. President and Chief Executive Officer Panacos Pharmaceuticals, Inc. 134 Coolidge Avenue Watertown, Massachusetts 02472 (617) 926-1551	Copies to: Megan N. Gates, Esq. Mintz, Levin, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On September 4, 1998, Panacos Pharmaceuticals, Inc., formerly known as V.I. Technologies, Inc. (the “Company”), filed a registration statement on Form S-8 (File No. 333-62927) (the “Registration Statement”). The Registration Statement registered a total of 2,146,690 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Company’s 1998 Equity Incentive Plan. This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on March 12, 2009.

PANACOS PHARMACEUTICALS, INC.

/s/ Alan W. Dunton, M.D.
Alan W. Dunton, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan W. Dunton, M.D.	President and Chief Executive	March 12, 2009
Alan W. Dunton, M.D.	Officer and Director

/s/ Robert B. Pelletier, CPA, MBA	Vice President of Finance	March 12, 2009
Robert B. Pelletier, CPA, MBA	and Principal Accounting
Officer

/s/ Laurent Fischer, M.D.	Director	March 12, 2009
Laurent Fischer, M.D.

/s/ Jeremy Hayward-Surry	Director	March 12, 2009
Jeremy Hayward-Surry